UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

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STRATEGIC PARTNERS MUTUAL FUNDS, INC.

(Name of Registrant As Specified in Charter)

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STRATEGIC PARTNERS MUTUAL FUNDS, INC.

STRATEGIC PARTNERS MUTUAL FUNDS, INC.

Strategic Partners Equity Income Fund

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102-4077

JANUARY    , 2006

TO THE SHAREHOLDERS:

On June 23, 2005, at a regular meeting of the Board of Directors of Strategic Partners Mutual Funds, Inc. (the Company), the Directors approved a new subadvisory agreement for the Company’s Strategic Partners Equity Income Fund (the Fund). The parties to the subadvisory agreement are American Skandia Investment Services, Inc. and Prudential Investments LLC (the Company’s investment managers), and T. Rowe Price Associates, Inc. (the new subadviser of the Fund). This information statement describes the circumstances surrounding the Board’s approval of the new subadvisory agreement and provides you with an overview of its terms. American Skandia Investment Services, Inc. and Prudential Investments LLC will continue as your Fund’s investment managers. This information statement does not require any action by you. It is provided to inform you about the new subadviser.

By order of the Board,

DEBORAH A. DOCS

Secretary

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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STRATEGIC PARTNERS MUTUAL FUNDS, INC.

Strategic Partners Equity Income Fund

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102-4077

(800) 225-1852

INFORMATION STATEMENT

JANUARY    , 2006

This information statement is being furnished to shareholders investing in the Strategic Partners Equity Income Fund (the Fund), which is a series of the Strategic Partners Mutual Funds, Inc. (the Company), in lieu of a proxy statement, pursuant to the terms of an order granted to us by the Securities and Exchange Commission (SEC). The order permits the Company’s manager to hire new unaffiliated subadvisers and to make certain changes to existing subadvisory contracts with the approval of the Board of Directors, without obtaining shareholder approval.

The Company is an investment company registered under the Investment Company Act of 1940, as amended (the Investment Company Act), and is organized as a Maryland corporation. The Company’s directors are referred to herein as the “Board,” “Board Members” or “Directors.” The Company’s principal executive office is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077. The Company consists of multiple separate investment series including the Fund.

We are providing shareholders investing in the Fund as of October 24, 2005 with this information statement. This information statement relates to the approval by the Directors of a new subadvisory agreement dated as of                       , 2005 between American Skandia Investment Services, Inc. (ASISI) and Prudential Investments LLC (PI) (collectively, the Co-Managers) and T. Rowe Price Associates, Inc. (T. Rowe Price) with respect to the Fund, a copy of which is attached hereto as Exhibit A.

Effective October 21, 2005, in conjunction with a reorganization of the Company’s Strategic Partners Capital Income Fund into the Fund (Reorganization), T. Rowe Price joined Alliance Capital Management, L.P. (Alliance) as an additional subadviser for the Fund. The existing subadvisory agreement between the Co-Managers and Alliance with respect to the Fund will remain in place and Alliance will continue to provide subadvisory services to the Fund. T. Rowe Price and Alliance assumed responsibility for managing approximately 50% of the Fund’s assets each.

The Fund will pay for the costs associated with preparing and distributing this information statement. This information statement will be mailed on or about January      . 2006.

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Managers

ASISI, One Corporate Drive, Shelton, Connecticut 06484 and PI, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, serve as the Company’s co-managers under a management agreement dated as of May 1, 2003. ASISI and PI are both wholly-owned subsidiaries of PIFM Holdco, Inc., which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, which is a wholly-owned subsidiary of Prudential Financial, Inc. As of September 30, 2005, PI served as the investment manager to all of the Prudential U.S. and offshore registered investment companies, and as the administrator to closed-end investment companies, with aggregate assets of approximately $93.8 billion. Information concerning the Company’s current management arrangements can be found in Exhibit B. Information concerning officers of the Company is set forth in Exhibit C.

Shareholder Reports

[The Fund’s most recent annual report for the fiscal year ended October 31, 2005 has been sent to shareholders.] The

Fund’s most recent annual reports may be obtained without charge by writing the Fund at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077 or by calling (800) 225-1852 (toll free). The Fund may send one annual shareholder report, one semi-annual shareholder report and one annual prospectus per household unless you instruct the Fund or your broker otherwise.

Shareholder Information

Information on share ownership of any class of the Fund is set forth in Exhibit E.

NEW SUBADVISORY AGREEMENT

On June 23, 2005, the Directors, including the Independent Directors, unanimously approved the Subadvisory Agreement and the recommendation by the Co-Managers to appoint T. Rowe Price as an additional subadviser to the Fund. The Directors decided to appoint T. Rowe Price, in conjunction with the scheduled (subject to shareholder approval) Reorganization, to provide the reorganized Fund with the complementary investment styles of Alliance and T. Rowe Price.

The Subadvisory Agreement contains terms and conditions similar to those of the subadvisory agreement with Alliance, except as more fully described below under “Board Consideration of Subadvisory Agreement.” See also “Terms of Subadvisory Agreement” below for a description of the new agreement. T. Rowe Price renders investment advice to the Fund in accordance with the investment objective and policies of the Fund as established by the Board and also makes investment decisions to purchase and sell securities on behalf of the Fund, subject to the supervision of the Co-Managers. The Co-Managers, not the Fund, pay an advisory fee to T. Rowe Price. Therefore, the addition of the new subadviser does not mean any change in advisory fees paid by the Fund.

Section 15 of the Investment Company Act requires that a majority of a mutual fund’s outstanding voting securities approve the fund’s subadvisory agreement. However, on September 11, 1996, the SEC issued an order granting exemptive relief from certain requirements of Section 15 to PI and any future open-end management investment company managed by PI, provided that such investment company complies with the conditions of the order. According to the SEC’s order, which is subject to a number of conditions, the Co-Managers may enter into subadvisory agreements on behalf of certain funds without receiving prior shareholder approval.

Board Consideration of Subadvisory Agreement:

At a regular in-person meeting of the Board held on June 23, 2005, at which a majority of the Directors were in attendance (including a majority of the Independent Directors), the Board considered whether the approval of the Subadvisory Agreement was in the best interests of the Fund and its investors. Before approving the new Subadvisory Agreement, the Directors reviewed performance, compliance and organizational materials regarding T. Rowe Price and received formal presentations from the Co-Managers at the June 23, 2005 meeting.

In making the determination to add T. Rowe Price as a subadviser to share subadvisory responsibilities with Alliance for the Fund, the Directors, including the independent Directors advised by independent legal counsel, considered the following information:

Nature, Quality and Extent of Services

The Board received and considered information regarding the nature and extent of services provided to the Fund by Alliance under the current subadvisory agreements and those that would be provided to the Fund by T. Rowe Price under the new subadvisory agreement, noting that the nature and extent of services under the existing and new agreements were generally similar in that Alliance and T. Rowe Price were each required to provide day-to-day portfolio management services and comply with all Fund policies and applicable rules and regulations. The Board noted that, subject to shareholder approval, the Strategic Partners Capital Income Fund was scheduled to be eorganized into the Fund during the fourth quarter of 2005, and that T. Rowe Price at the time was subadviser for the Strategic Partners Capital Income Fund. The Board considered that in anticipation of shareholder approval of the Reorganization, the Co-Managers recommended the addition of T. Rowe Price, in order to provide the reorganized Fund with the complementary investment styles of T. Rowe Price and Alliance. The Board also received and considered information regarding the nature and extent of services currently being provided by T. Rowe Price to other JennisonDryden or Strategic Partners mutual funds under existing subadvisory agreements and those that would be provided to the Fund by T. Rowe Price under the new subadvisory agreement. The Board noted that the nature and extent of services under all of the agreements were generally similar in that T. Rowe Price was required to provide day-to-day portfolio management services and comply with all Fund policies and applicable rules and regulations.

With respect to the quality of services, the Board considered, among other things, the experience of T. Rowe Price’s portfolio management team. The Board reviewed the qualifications, backgrounds and responsibilities of the portfolio managers who would be responsible for the day-to-day management of the Fund. The Board was also provided with information pertaining to T. Rowe Price’s organizational structure, senior management, investment operations, and other relevant information pertaining to T. Rowe Price. The Board noted that it received favorable compliance reports from the Company’s Chief Compliance Officer (CCO) as to T. Rowe Price, summarizing his level of comfort from a compliance perspective with respect to the Co-Managers’ recommendation to hire T. Rowe Price.

The Board concluded that it was satisfied with the nature, extent and quality of the investment subadvisory services anticipated to be provided to the Fund by T. Rowe Price and that there was a reasonable basis on which to conclude that the quality of investment subadvisory services to be provided by T. Rowe Price under the new subadvisory agreement should be similar to the quality of similar services provided by Alliance under the existing subadvisory agreement and was likely to benefit shareholders.

Performance

The Board received and considered information regarding the performance of other investment companies managed by T. Rowe Price utilizing an investment style and strategy similar to that proposed for the Fund, noting that T. Rowe Price had generally outperformed the various benchmarks over the same time period. The Board recognized that past performance is not predictive of future results.

Investment Subadvisory Fee Rate

The Board considered the proposed subadvisory fee rate payable by the Co-Managers to T. Rowe Price under the proposed new subadvisory agreement, including, among other things, the fee rate payable to T. Rowe Price by any other funds with an investment objective similar to that of the Fund. The Board noted, however, that any change in the investment subadvisory fee rates payable to T. Rowe Price would not impact Fund shareholders directly because those fees are payable by the Co-Managers. As a result of the above considerations, the Board concluded that T. Rowe Price’s proposed subadvisory fee rate under the new subadvisory agreement was reasonable.

T. Rowe Price’s Profitability

Because the engagement of T. Rowe Price is new, there is no historical profitability with regard to its arrangements with the Fund. As a result, this factor was not considered by the Board.

Economies of Scale

The Board considered information about the potential of the Co-Managers and T. Rowe Price to experience economies of scale as the Fund grows in size.

The Board noted that the Co-Managers’ advisory fee rate and T. Rowe Price’s proposed subadvisory fee rate each contained breakpoints, and, accordingly, reflected the potential for shareholders to share in potential economies of scale as the Fund grows.

Other Benefits to T. Rowe Price or its Affiliates from Serving as Subadviser

The Board considered potential “fall-out” or ancillary benefits anticipated to be received by T. Rowe Price and its affiliates as a result of T. Rowe Price’s relationship with the Fund. The Board concluded that any potential benefits to be derived by T. Rowe Price included potential access to additional research resources, larger assets under management and reputational benefits, which were consistent with those generally derived by subadvisers to mutual funds.

The Board concluded that these reasons supported its selection of T. Rowe Price and unanimously approved the Subadvisory Agreement.

Information Concerning T. Rowe Price

T. Rowe Price was founded in 1937 by the late Thomas Rowe Price, Jr. As of June 30, 2005, the firm and its affiliates managed approximately $244.8 billion for approximately eight million individual and institutional accounts. The address of T. Rowe Price is 100 East Pratt Street, Baltimore, Maryland 21202.

Exhibit D contains information about the other mutual funds managed by T. Rowe Price with investment objectives and strategies similar to those of the Fund. Exhibit D also lists the principal executive officers and directors of T. Rowe Price.

Terms of the Subadvisory Agreement

The following summary of the Subadvisory Agreement is qualified in its entirety by reference to the copy of the Subadvisory Agreement attached as Exhibit A to this information statement.

Under the Subadvisory Agreement, T. Rowe Price is compensated by the Co-Managers (and not the Fund) at an annual rate of 0.40% on the portion of the average daily net assets of the Fund not in excess of $250 million; plus 0.375% of the portion in excess $250 million up to and including of $500 million; plus 0.350% of the portion in excess of $500 million. Under the existing subadvisory agreement with Alliance, Alliance is compensated by the Co-Managers (and not the Fund) at an annual rate of 0.40% of the average daily net assets of the Fund. The subadvisory agreement between the Co-Managers and Alliance was last approved by the Directors, including a majority of the Independent Directors, on June 23, 2005.

The Subadvisory Agreement provides that, subject to Co-Managers’ and the Board of Directors’ supervision, T. Rowe Price is responsible for managing the investment operations of the Fund and for making investment decisions and placing orders to purchase and sell securities for the Fund, all in accordance with the investment objective and policies of the Fund as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board of Directors. In accordance with the requirements of the Investment Company Act, T. Rowe Price will provide the Co-Managers with all books and records relating to the transactions they execute and render to the Directors such periodic and special reports as the Board of Directors may reasonably request.

The Subadvisory Agreement will remain in full force and effect for a period of two years from the date of its execution, and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the Investment Company Act) of the Fund, or by the Board of Directors, including the approval by a majority of the Independent Directors, at a meeting called for the purpose of voting on such approval; provided, however, that (1) the Subadvisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund, (2) the Subadvisory Agreement will terminate immediately in the event of its assignment (within the meaning of the Investment Company Act) or upon the termination of the Company’s management agreement with the Co-Managers, and (3) the Subadvisory Agreement may be terminated at any time by T. Rowe Price or the Co-Managers on not more than 60 days’ nor less than 30 days’ written notice to the other party to the Subadvisory Agreement.

The Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, T. Rowe Price will not be liable for any act or omission in connection with its activities as subadviser to the Fund.

Shareholder Proposals

As a Maryland corporation, the Company is not required to hold annual meetings of shareholders and the Directors currently do not intend to hold such meetings unless shareholder action is required in accordance with the Investment Company Act or the Company’s Articles of Incorporation. A shareholder proposal intended to be presented at any meeting of shareholders of the Company must be received by the Company a reasonable time before the Directors’ solicitation relating thereto is made in order to be included in the Company’s proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.

Deborah A. Docs

Secretary

Dated: January    , 2006

EXHIBIT A

STRATEGIC PARTNERS MUTUAL FUNDS, INC.

Strategic Partners Equity Income Fund

Subadvisory Agreement

Agreement made as of this           day of          , 2005 between Prudential Investments LLC (PI or the Co-Managers), a New York limited liability company and American Skandia Investment Services, Inc. (ASISI) a Maryland corporation, (collectively referred to as the Co-Managers), and T. Rowe Price Associates, Inc.(T. Rowe Price or the Subadviser),

WHEREAS, the Co-Managers have entered into a Management Agreement (the Management Agreement) with Strategic Partners Mutual Funds, Inc. a Maryland corporation (the Fund) and a diversified, open-end management investment company registered under the Investment Company Act of 1940 as amended (the 1940 Act), pursuant to which PI and ASISI act as Co-Managers of the Fund; and

WHEREAS, the Co-Managers desire to retain the Subadviser to provide investment advisory services to the Fund and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Fund, referred to herein as the Fund) and to manage such portion of the Fund’s portfolio as the Co-Managers shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1. (a)  Subject to the supervision of the Co-Managers and the board of directors of the Fund (the Board), the Subadviser shall manage such portion of the Fund’s portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund’s investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such prospectus and statement of additional information as currently in effect and as amended or supplemented from time to time, being herein called the “Prospectus”), and subject to the following understandings:

(i)  The Subadviser shall provide supervision of such portion of the Fund’s portfolio as the Co-Managers shall direct, and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash.

(ii)  In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Articles of Incorporation, By-Laws and Prospectus of the Fund and any procedures adopted by the Board applicable to the Fund and any amendments to those procedures (Board Procedures) provided to it by the Co-Managers (the Fund Documents), and with the instructions and directions of the Co-Managers and of the Board, co-operate with the Co-Managers’ (or their designees’) personnel responsible for monitoring the Fund’s compliance. The Subadviser shall also comply at all times with the 1940 Act, the Investment Advisers Act of 1940, as amended (the Advisers Act), the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations, including securities law. The Co-Managers shall provide Subadviser timely with copies of any updated Fund Documents.

(iii)  The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Fund’s portfolio, as applicable, and shall place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to any broker or dealer affiliated with the Co-Manager or the Subadviser) to carry out the policy with respect to brokerage as set forth in the Fund’s Prospectus or as the Board may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Subadviser shall give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser’s other clients may be a party. The Co-Managers (or Subadviser) to the Fund each shall have discretion to effect investment transactions for the Fund through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the 1934 Act), and to cause the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Co-Managers (or the Subadviser) with respect to the Fund and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

(iv)  The Subadviser shall maintain all books and records with respect to the Fund’s portfolio transactions effected by it as required by any applicable federal or state securities laws or regulations, including the 1940 Act, the 1934 Act and the Advisers Act. The Subadviser shall furnish to the Co-Managers or the Board all information relating to the Subadviser’s services under this Agreement reasonably requested by the Co-Managers and the Board within a reasonable period of time after the Co-Managers or the Board makes such request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the directors/trustees or officers or employees of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund’s securities.

(v)  The Subadviser or its affiliate shall provide the Fund’s custodian on each business day with information relating to all transactions concerning the portion of the Fund’s assets it manages. The Subadviser shall furnish the Co-Managers routinely with daily information concerning portfolio transactions and other reports as agreed upon from time to time concerning transactions, portfolio holdings and performance of the Fund, in such form and frequency as may be mutually agreed upon from time to time. The Subadviser agrees to review the Fund and discuss the management of the Fund with the Co-Managers and the Board as either or both shall from time to time reasonably request.

(vi)  The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Co-Managers understand and agree that if the Co-Managers manage the Fund in a “manager-of-managers” style, the Co-Managers shall, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii) periodically make recommendations to the Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(vii)  The Subadviser acknowledges that the Co-Managers and the Fund intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Fund with respect to transactions in securities for the Fund’s portfolio or any other transactions of Fund assets.

(b)  The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as directors/trustees or officers of the Fund to serve in the capacities in which they are elected. Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such Fundees, officers or employees.

(c)  The Subadviser shall keep the Fund’s books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof in the form and for the period required by Rule 31a-2 under the 1940 Act. The Subadviser agrees that all records which it maintains for the Fund are the property of the Fund, and the Subadviser shall surrender promptly to the Fund any of such records upon the Fund’s request, provided, however, that the Subadviser may retain a copy of such records. The Fund’s books and records maintained by the Subadviser shall be made available, within two (2) business days of a written request, to the Fund’s accountants or auditors during regular business hours at the Subadviser’s offices. The Fund, the Co-Managers or their respective authorized representatives shall have the right to copy any records in the Subadviser’s possession that pertain to the Fund. These books, records, information, or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, the Fund’s books and records maintained by the Subadviser shall be returned to the Fund or the Co-Managers. The Subadviser agrees that the policies and procedures it has established for managing the Fund’s portfolio, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state laws and regulations governing the adviser/client relationship and management and operation of the Fund, shall be made available for inspection by the Fund, the Co-Managers or their respective authorized representatives upon reasonable written request within not more than two (2) business days.

(d)  The Subadviser shall maintain a written code of ethics (the Code of Ethics) that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, a copy of which shall be provided to the Co-Managers and the Fund, and shall institute procedures reasonably necessary to prevent any Access Person (as defined in Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act) from violating its Code of Ethics. The Subadviser shall follow such Code of Ethics in performing its services under this Agreement. Further, the Subadviser represents that it maintains adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act, and other applicable federal and state laws and regulations. In particular, the Subadviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Subadviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988, a copy of which it shall provide to the Co-Managers and the Fund upon reasonable request. The Subadviser shall assure that its employees comply in all material respects with the provisions of Section 16 of the 1934 Act, and to cooperate reasonably with the Co-Managers for purposes of filing any required reports with the Securities and Exchange Commission (the Commission) or such other regulator having appropriate jurisdiction.

(e)  The Subadviser shall furnish to the Co-Managers copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Co-Managers may reasonably request.

(f)  The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Fund’s portfolio, subject to such reporting and other requirements as shall be established by the Co-Managers.

(g)  Upon reasonable request from the Co-Managers, the Subadviser (through a qualified person) shall assist the valuation committee of the Fund or the Co-Managers in valuing securities of the Fund as may be required from time to time, including making available information of which the Subadviser has knowledge related to the securities being valued.

(h)  The Subadviser shall provide the Co-Managers with any information reasonably requested regarding its management of the Fund’s portfolio required for any shareholder report, amended registration statement, or prospectus supplement to be filed by the Fund with the Commission. The Subadviser shall provide the Co-Managers with any certification, documentation or other information requested or required by the Co-Managers for purposes of the certifications of shareholder reports by the Fund’s principal financial officer and principal executive officer pursuant to the Sarbanes Oxley Act of 2002 or other law or regulation. The Subadviser shall promptly inform the Fund and the Co-Managers if any information in the Prospectus is (or will become) inaccurate or incomplete.

(i)  The Subadviser shall comply with Board Procedures provided to the Subadviser by the Co-Managers or the Fund. The Subadviser shall notify the Co-Managers as soon as reasonably practicable upon detection of any material breach of such Board Procedures.

(j)  The Subadviser shall keep the Fund and the Co-Managers informed of developments relating to its duties as subadviser of which the Subadviser has, or should have, knowledge that would materially affect the Fund. In this regard, the Subadviser shall provide the Fund, the Co-Managers, and their respective officers with such periodic reports concerning the obligations the Subadviser has assumed under this Agreement as the Fund and the Co-Managers may from time to time reasonably request. Additionally, prior to each Board meeting, the Subadviser shall provide the Co-Managers and the Board with reports regarding the Subadviser’s management of the Fund’s portfolio during the most recently completed quarter, in such form as may be mutually agreed upon by the Subadviser and the Co-Managers. The Subadviser shall certify quarterly to the Fund and the Co-Managers that it and its “Advisory Persons” (as defined in Rule 17j-under the 1940 Act) have complied materially with the requirements of Rule 17j-1 under the 1940 Act during the previous quarter or, if not, explain what the Subadviser has done to seek to ensure such compliance in the future. Annually, the Subadviser shall furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1 under the 1940 Act, concerning the Subadviser’s Code of Ethics and compliance program, respectively, to the Fund and the Co-Managers. Upon written request of the Fund or the Co-Managers with respect to violations of the Code of Ethics directly affecting the Fund, the Subadviser shall permit representatives of the Fund or the Co-Managers to examine reports (or summaries of the reports) required to be made by Rule 17j-1(d)(1) relating to enforcement of the Code of Ethics.

2.  The Co-Managers shall continue to have responsibility for all services to be provided to the Fund pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser’s performance of its duties under this Agreement. The Co-Managers shall provide (or cause the Fund’s custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Fund managed by the Subadviser, cash requirements and cash available for investment in such portion of the Fund, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board that affect the duties of the Subadviser).

3.  For the services provided and the expenses assumed pursuant to this Agreement, the Co-Managers shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Fund’s average daily net assets of the portion of the Fund managed by the Subadviser as described in the attached Schedule A. Liability for payment of compensation by the Co-Managers to the Subadviser under this Agreement is contingent upon the Co-Managers’ receipt of payment from the Fund for management services described under the Management Agreement between the Fund and the Co-Managers. Expense caps or fee waivers for the Fund that may be agreed to by the Co-Managers, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Co-Managers.

4.  The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Co-Managers in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser’s part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Co-Managers or the Fund may have against the Subadviser under federal or state securities laws. The Co-Managers shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Co-Managers’ willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Co-Managers, their affiliated persons, their officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

5.  This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Co-Managers or the Subadviser at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it shall promptly notify the Fund and the Co-Managers of the occurrence or anticipated occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change or anticipated change in control (as defined in the 1940 Act) of the Subadviser; provided that the Subadviser need not provide notice of such an anticipated event before the anticipated event is a matter of public record. Notwithstanding any provisions to the contrary in this Agreement, this Agreement shall terminate automatically and without notice to the Subadviser upon the execution of a new Agreement with a successor Subadviser.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Co-Managers at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; (2) to the Fund at Gateway Center Three, 4th Floor, 100 Mulberry Street, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at                                                 .

6.  Nothing in this Agreement shall limit or restrict the right of any of the Subadviser’s directors, officers or employees who may also be a Trustee, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7.  During the term of this Agreement, the Co-Managers agree to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

8.  The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

9.  This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

10.  This Agreement shall be governed by the laws of the State of New York.

11.  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

 PRUDENTIAL INVESTMENTS LLC

 By:

 Name:

 Title:

AMERICAN SKANDIA INVESTMENT SERVICES, INC.

 By:

 Name:

 Title:

 T. ROWE PRICE ASSOCIATES, INC.

 By:

 Name:

 Title:

SCHEDULE A

STRATEGIC PARTNERS MUTUAL FUNDS, INC.

Strategic Partners Equity Income Fund

As compensation for services provided by T. Rowe Price Associates, Inc., Prudential Investments LLC and American Skandia Investment Services, Inc. will pay T. Rowe Price Associates, Inc. a fee equal, on an annualized basis, to the following:

Fund Name	Advisory Fee
Strategic Partners Equity Income Fund	0.40% on first $250 million of average daily net assets; 0.375% on next $250 million of average daily net assets; 0.350% on average daily net assets exceeding $500 million

Dated as of                , 2005.

EXHIBIT B

MANAGEMENT OF THE COMPANY

The Managers

American Skandia Investment Services, Inc. (ASISI), One Corporate Drive, Shelton, Connecticut 06484 and Prudential Investments LLC (PI), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, serve as the Company’s Co-Managers under a management agreement (the Management Agreement) dated as of May 1, 2003, and renewed thereafter as required by the Investment Company Act.

The Management Agreement was last approved by the Directors of the Company, including a majority of the Directors who were not parties to the contract and were not interested persons of those parties (as defined in the Investment Company Act) on June 23, 2005. The Management Agreement was approved by shareholders on April 3, 2003.

Terms of the Management Agreement

Pursuant to the Management Agreement, ASISI and PI are subject to the supervision of the Directors and, in conformity with the stated policies of the Company, manage both the investment operations of the Company, and the composition of the Company’s investment portfolio, including the purchase, retention and disposition of portfolio securities. The Co-Managers are authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Company. The Co-Managers will continue to have responsibility for all investment advisory services furnished pursuant to any such subadvisory agreements.

The Co-Managers review the performance of all subadvisers engaged for the Company, and make recommendations to the Directors with respect to the retention and renewal of contracts. In connection therewith, the Co-Managers are obligated to keep certain books and records of the Company. The Co-Managers also administer the Company’s business affairs and, in connection therewith, furnish the Company with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by PFPC Trust Company and JP Morgan Chase Bank (the Company’s custodians), and Prudential Mutual Fund Services LLC (PMFS), the Company’s transfer and dividend disbursing agent. The management services of the Co-Managers for the Company are not exclusive under the terms of the Management Agreement and the Co-Managers are free to, and do, render management services to others.

The Co-Managers have authorized any of their directors, officers and employees who have been elected as Directors or officers of the Company to serve in the capacities in which they have been elected. All services furnished by the Co-Managers under the Management Agreement may be furnished by any such directors, officers or employees of the Co-Managers.

In connection with its management of the business affairs of the Company, the Co-Managers bear the following expenses:

(a)  the salaries and expenses of all of its and the Company’s personnel, except the fees and expenses of Directors who are not affiliated persons of the Co-Managers or the Company’s subadvisers;

(b)  all expenses incurred by the Co-Managers or by the Company in connection with managing the ordinary course of the Company’s business, other than those assumed by the Company, as described below; and

(c)  the fees payable to each subadviser pursuant to the subadvisory agreement between the Co-Managers and each subadviser.

For their services, the Co-Managers are compensated by the Company at the rate of 0.85% of the Company’s average daily net assets up to $500 million, 0.80% of average daily net assets above $500 million up to $1 billion, and 0.75% of average daily net assets in excess of $1 billion.

Under the terms of the Management Agreement, the Company is responsible for the payment of the following expenses: (a) the fees payable to the Co-Managers, (b) the fees and expenses of Directors who are not affiliated persons of the Co-Managers or the Company’s subadvisers, (c) the fees and certain expenses of the Company’s custodian and transfer and dividend disbursing agent, including the cost of providing records to the Co-Managers in connection with their obligation of maintaining required records of the Company and of pricing Company shares, (d) the charges and expenses of the Company’s legal counsel and independent accountants, (e) brokerage commissions and any issue or transfer taxes chargeable to the Company in connection with its securities transactions, (f) all taxes and corporate fees payable by the Company to governmental agencies, (g) the fees of any trade associations of which the Company may be a member, (h) the cost of share certificates representing shares of the Company, (i) the cost of fidelity and liability insurance, (j) the fees and expenses involved in registering and maintaining registration of the Company and of its shares with the SEC and qualifying the Company’s shares under state securities laws, including the preparation and printing of the Company’s registration statements and prospectuses for such purposes, (k) allocable communications expenses with respect to investor services and all expenses of shareholder and Board meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to shareholders in the amount necessary for distribution to the shareholders, and (l) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Company’s business.

The Management Agreement provides that the Co-Managers will not be liable for any error of judgment or for any loss suffered by the Company in connection with the matters to which the Management Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act. The Management Agreement also provides that it will terminate automatically if assigned and that it may be terminated without penalty by the Directors of the Company, by vote of a majority of the Company’s outstanding voting securities (as defined in the Investment Company Act) or by the Co-Managers, upon not more than 60 days’ nor less than 30 days’ written notice to the affected party.

Information About ASISI and PI

ASISI and PI are both wholly-owned subsidiaries of PIFM Holdco, Inc., which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, which is a wholly-owned subsidiary of Prudential Financial, Inc. (Prudential), a major, diversified insurance and financial services company. Prudential’s address is Prudential Plaza, Newark, New Jersey 07102-4077. PI is organized in New York as a limited liability company.

PI acts as manager or co-manager for the following investment companies, in addition to the Company:

American Skandia Trust, Cash Accumulation Trust, Dryden Ultra Short Bond Fund, Nicholas-Applegate Fund, Inc., (Nicholas-Applegate Growth Equity Fund), Dryden California Municipal Fund, Jennison Blend Fund, Inc.; Prudential’s Gibraltar Fund, Inc.; Dryden Global Total Return Fund, Inc.; Dryden Government Income Fund, Inc., Dryden Government Securities Trust, Dryden High Yield Fund, Inc., Dryden Index Series Fund, Prudential Institutional Liquidity Portfolio, Inc., MoneyMart Assets, Inc., Dryden Municipal Bond Fund, Dryden Municipal Series Fund, Jennison Natural Resources Fund, Inc., Strategic Partners Real Estate Fund, Jennison Sector Funds, Inc., Dryden Short-Term Bond Fund, Inc., Jennison Small Company Fund, Inc., Prudential Tax-Free Money Fund, Inc., Dryden Tax-Managed Funds, Dryden Small-Cap Core Equity Fund, Inc., Dryden Total Return Bond Fund, Inc., Jennison 20/20 Focus Fund, Jennison U.S. Emerging Growth Fund, Inc., Jennison Value Fund, Prudential World Fund, Inc., Strategic Partners Asset Allocation Funds, Strategic Partners Opportunity Funds, Strategic Partners Style Specific Funds, The Prudential Investment Portfolios, Inc., The Target Portfolio Trust, The Prudential Variable Contract Account-2, The Prudential Variable Contract Account-10, and The Prudential Variable Contract Account-11.

ASISI acts as manager of American Skandia Trust, in addition to the Company.

ASISI and PI’s Directors and Officers

The business and other connections of ASISI’s and PI’s directors and principal executive officers are set forth below. The address of each person is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.

Name	Position with ASISI and PI	Principal Occupation
Lee D. Augsburger	Senior Vice President and Chief Compliance Officer

Senior Vice President and Chief Compliance Officer (since April 2003) of PI; Vice President (since November 2000) and Chief Compliance Officer (since October 2000) of Prudential Investment Management, Inc.; Chief Compliance Officer and Senior Vice President (since May 2003) of American Skandia Investment Services, Inc.; Chief Compliance Officer (since October 2004) of Quantitative Management Associates LLC.

Shaun M. Byrnes	Executive Vice President and Director	[bio to come]
Edward C. Chaplin	Treasurer	[bio to come]
Timothy S. Cronin	Executive Vice President and Director	[bio to come]
Deborah A. Docs	Vice President and Assistant Secretary

Vice President and Corporate Counsel (since January 2001) of Prudential; Vice President (since December 1996) and Assistant Secretary (since March 1999) of PI; formerly Vice President and Assistant Secretary (May 2003-June 2005) of American Skandia Investment Services, Inc.

Robert F. Gunia	Executive Vice President, Chief Administrative Officer and Director

Chief Administrative Officer (since September 1999) and Executive Vice President (since December 1996) of Prudential Investments LLC; President (since April 1999) of Prudential Investment Management Services LLC; Executive Vice President (since March 1999) and Treasurer (since May 2000) of Prudential Mutual Fund Services LLC; Vice President and Director (since May 1989) and Treasurer (since 1999) of The Asia Pacific Fund, Inc.; Vice President (since 2004) and Director (since August 2005) of The High Yield Plus Fund, Inc.

Kathryn L. Quirk	Executive Vice President, Chief Legal Officer and Secretary of PI

Vice President and Corporate Counsel (since September 2004) of Prudential; Executive Vice President, Chief Legal Officer and Secretary (since July 2005) of Prudential Investments LLC and Prudential Mutual Fund Services LLC; formerly Managing Director, General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary (1997-2002) of Zurich Scudder Investments, Inc.

Timothy P. Harris	Secretary of ASISI	[bio to come]
David R. Odenath, Jr.	Director of ASISI

President of Prudential Annuities (since August 2002); Senior Vice President (since June 1999) of Prudential; Executive Vice President (since May 2003) of Prudential Investment Management Services LLC; President, Chief Executive Officer, Chief Operating Officer, Officer in Charge and Director (since June 2005) of American Skandia Investment Services, Inc; Formerly President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (September 1999-February 2003) of

Prudential Investments LLC.
Kevin B. Osborn	Executive Vice President	Executive Vice President, PI; Executive Vice President and Director of American Skandia Investment Services, Inc. and Executive Vice President and Director of American Skandia Advisory Services, Inc.
Stephen Pelletier	Executive Vice President	Executive Vice President, PI

Judy A. Rice	President, Chief Executive Officer, Chief Operating Officer, Officer-In-Charge and Director

Vice President (since February 1999) of Prudential Investment Management Services LLC; President, Chief Executive Officer and Officer-In-Charge (since April 2003) of Prudential Mutual Fund Services LLC; formerly Executive Vice President (September 1999-February 2003) of Prudential Investments LLC; Member of Board of Governors of the Money Management Institute; Director (since August 2005) of The High Yield Plus Fund, Inc.

James G. Russell	Senior Vice President of PI	[bio to come]
Jonathan D. Shain	Vice President and Assistant Secretary

Vice President and Corporate Counsel (since August 1998) of Prudential; Vice President and Assistant Secretary (since May 2001) of PI; Vice President and Assistant Secretary (since February 2001) of PMFS; formerly Vice President and Assistant Secretary (May 2003-June 2005) of American Skandia Investment Services, Inc.

Kenneth Y. Tanji	Chief Financial Officer of PI	[bio to come]
Grace C. Torres	Senior Vice President

Assistant Treasurer (since March 1999) and Senior Vice President (since September 1999) of PI; Assistant Treasurer (since May 2003) and Vice President (since June 2005) of American Skandia Investment Services, Inc.; Senior Vice President and Assistant Treasurer (since May 2003) of American Skandia Advisory Services, Inc.; formerly Senior Vice President (May 2003-June 2005) of American Skandia Investment Services, Inc.

The Distributor and Transfer Agent

American Skandia Marketing, Incorporated (ASM), One Corporate Drive, Shelton, Connecticut 06484, and Prudential Investment Management Service LLC (PIMS), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, act as the distributors of the shares of the Company under a distribution agreement with the Company. Each Distributor is a subsidiary of Prudential. Pursuant to a distribution and service plan (the Plan) adopted under Rule 12b-1 under the Investment Company Act, the Fund bears the expenses of distribution and service fees paid to the Distributors with respect to Class A, Class B, Class C and Class X shares. For the fiscal year ended October 31, 2005, PIMS received distribution and servicing fees from the Fund as follows: [$3,368 for Class A Shares, $1,171 for Class B shares, $201,322 for Class C shares, $125,376 for Class X shares, $124,142 for Class L shares and $507,430 for Class M shares.]

The Company’s transfer agent for the fiscal year ending October 31, 2005 was Prudential Mutual Fund Services LLC (PMFS), Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102. PMFS received [$184,100] for its services in connection with the Company during the fiscal year ended October 31, 2005.

Brokerage

[During the fiscal year ended October 31, 2005, the Company paid no commissions to any affiliated broker dealers.]

EXHIBIT C

OFFICER INFORMATION

Name (Age)	Office(s) With the Company	Principal Occupation
Lee D. Augsburger (46)	Chief Compliance Officer

Senior Vice President and Chief Compliance Officer (since April 2003) of PI; Vice President (since November 2000) and Chief Compliance Officer (since October 2000) of Prudential Investment Management, Inc.; Chief Compliance Officer and Senior Vice President (since May 2003) of American Skandia Investment Services, Inc.; Chief Compliance Officer (since October 2004) of Quantitative Management Associates LLC.

Judy A. Rice (57)	President

President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (since February 2003) of Prudential Investments LLC; Vice President (since February 1999) of Prudential Investment Management Services LLC; President, Chief Executive Officer and Officer-In-Charge (since April 2003) of Prudential Mutual Fund Services LLC; formerly Executive Vice President (September 1999-February 2003) of Prudential Investments LLC; Member of Board of Governors of the Money Management Institute; Director (since August 2005) of The High Yield Plus Fund, Inc.

Robert F. Gunia (58)	Vice President

Chief Administrative Officer (since September 1999) and Executive Vice President (since December 1996) of Prudential Investments LLC; President (since April 1999) of Prudential Investment Management Services LLC; Executive Vice President (since March 1999) and Treasurer (since May 2000) of Prudential Mutual Fund Services LLC; Vice President and Director (since May 1989) and Treasurer (since 1999) of The Asia Pacific Fund, Inc.; Vice President (since 2004) and Director (since August 2005) of The High Yield Plus Fund, Inc.

Kathryn L. Quirk (53)	Chief Legal Officer

Vice President and Corporate Counsel (since September 2004) of Prudential; Executive Vice President, Chief Legal Officer and Secretary (since July 2005) of Prudential Investments LLC and Prudential Mutual Fund Services LLC; formerly Managing Director, General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary (1997-2002) of Zurich Scudder Investments, Inc.

Maryanne Ryan (41)	Anti-Money Laundering Compliance Officer

Anti-Money Laundering Officer and Vice President (since April 2002) of Pruco Securities, LLC; Vice President and Bank Secrecy Act Officer (since July 2004) of Prudential Trust Company; Anti-Money Laundering Officer (since April 2003) of PI.

Grace C. Torres (46)	Treasurer and Principal Financial and Accounting Officer

Assistant Treasurer (since March 1999) and Senior Vice President (since September 1999) of PI; Assistant Treasurer (since May 2003) and Vice President (since June 2005) of American Skandia Investment Services, Inc.; Senior Vice President and Assistant Treasurer (since May 2003) of American Skandia Advisory Services, Inc.; formerly Senior Vice President (May 2003-June 2005) of American Skandia Investment Services, Inc.

Deborah A. Docs (47)	Secretary

Vice President and Corporate Counsel (since January 2001) of Prudential; Vice President (since December 1996) and Assistant Secretary (since March 1999) of PI; formerly Vice President and Assistant Secretary (May 2003-June 2005) of American Skandia Investment Services, Inc.

Jonathan D. Shain (47)	Assistant Secretary

Vice President and Corporate Counsel (since August 1998) of Prudential; Vice President and Assistant Secretary (since May 2001) of PI; Vice President and Assistant Secretary (since February 2001) of PMFS; formerly Vice President and Assistant Secretary (May 2003-June 2005) of American Skandia Investment Services, Inc.

Claudia DiGiacomo (31)	Assistant Secretary	Vice President and Corporate Counsel (since January 2005) of Prudential; Vice President and Assistant Secretary of PI (since December 2005); Associate at Sidley Austin Brown & Wood LLP (1999-2004).
Marina Belaya (38)	Assistant Secretary

Vice President and Corporate Counsel (since April 2005) of Prudential; Vice President and Assistant Secretary of PI (since December 2005); formerly Associate (September 2002-March 2005) at Schutle, Roth & Zabel LLP.

EXHIBIT D

OTHER FUNDS MANAGED BY T. ROWE PRICE

The following table sets forth information relating to the other registered investment company portfolios for which T. Rowe Price acts as an investment adviser or subadviser with investment objectives, policies and strategies that are substantially similar to those of the Fund.

	Annual Management Fee	Approximate Net
Fund	(as a% of average net assets)	Assets as of 12/31/05

[To be provided by Amendment]

MANAGEMENT OF T. ROWE PRICE

The table below lists the name, address, position with T. Rowe Price and principal occupation during the past five years for the principal directors and executive officers of T. Rowe Price.

Name and Address*	Position with T. Rowe Price and Principal Occupation

[To be provided by Amendment]

OWNERSHIP OF T. ROWE PRICE

[To be provided by Amendment]

D-1

EXHIBIT E

SHAREHOLDER INFORMATION

As of January     , 2006 the Directors and officers of the Company, as a group, owned less than 1% of the outstanding shares of the Fund.

As of January     , 2006, the owners, directly or indirectly, of more than 5% of any class of the outstanding shares of the Fund were as follows:

Name	Address	Class	Shares/%

[To be provided by Amendment]

E-1

End of Filing